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                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of Forward Group PLC:

     We consent to the use of our report dated 7 April 1997 on the consolidated financial statements of Forward Group PLC as of 31 January 1997 and 1996 and for each of the years in the three-year period ended 31 January 1997 included therein, and to the reference to our firm under the heading "Experts" in this registration statement on Form S-1.

KPMG Audit Plc
Chartered Accountants

Birmingham, England
19 June 1997